EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-50404) of NanoPierce Technologies, Inc. and subsidiaries of our report dated September 22, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), which appears on page F-2 of this Annual Report on Form 10-KSB for the year ended June 30, 2003.





GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado

September 26, 2003


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